Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-55480) pertaining to the TLC Laser Eye Centers Inc. Share Option Plan and the Thomas G. O'Hare Employment Agreement of our report dated July 7, 2000, with respect to the consolidated financial statements of TLC Laser Eye Centers Inc., included in its Annual Report (Form 10-K) for the year ended May 31, 2000, filed with the Securities Exchange Commission.

                                    ERNST & YOUNG LLP

                                    CHARTERED ACCOUNTANTS

Toronto, Canada
March 2, 2001